Exhibit (e)(3)

eMed, LLC

990 Biscayne Blvd.

Suite 1501

Miami, FL 33132

December 20, 2023

Confidential

Science 37 Holdings, Inc.

800 Park Offices Drive

Suite 3606

Research Triangle Park, NC 27709

Re:       Proposed Transaction

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is entered into by (i) eMed, LLC (“eMed”), and (ii) Science 37 Holdings, Inc. (“Science 37”). Each of eMed and Science 37 is referred to herein as a “Party” and, together, the “Parties”.

The Parties are entering into this Letter Agreement in connection with the consideration of a possible transaction (the “Proposed Transaction”) under which eMed would acquire the outstanding capital stock of Science 37 on the terms set forth in the indication of interest letter provided to Science 37 by eMed on December 19, 2023 (the “Proposal Letter”) and/or such other terms as the Parties shall mutually agree, and in recognition of eMed’s expenditure of financial resources, time and effort in the due diligence evaluation of the Proposed Transaction and the negotiation of the Definitive Agreements (as defined below).

In connection with the Proposed Transaction, the Parties would enter into a merger agreement and such other agreements that are necessary or customary for a transaction of this type (collectively, the “Definitive Agreements”).

1.            Exclusivity. During the Exclusivity Period (as defined below), Science 37 shall not (and shall procure that no affiliate, adviser or agent of Science 37 shall), directly or indirectly:

(1)            enter into, continue or participate in discussions or negotiations with anyone except eMed relating to the acquisition by any party of any shares in the capital stock of Science 37, or the sale, divestment or out-licensing of, the grant of an option to acquire, right of first refusal to acquire, right of first negotiation, lien or security interest in, or any other grant of rights to acquire or grant of any interest to acquire, all or a substantial part of the assets of Science 37 (a “Competing Transaction”); provided that the foregoing definition shall not include the issuance of common stock of Science 37 pursuant to the exercise of currently outstanding stock options or settlement of current outstanding restricted stock units;

(2)            solicit, facilitate or knowingly encourage any proposals which may reasonably be expected to lead to discussions or negotiations with, or lead to a proposal, offer or other inquiry from, anyone except eMed relating to or in contemplation of a Competing Transaction;

(3)            provide any nonpublic information to anyone except eMed relating to or in contemplation of a Competing Transaction;

(4)            enter into any agreement, arrangement or understanding (including, for the avoidance of doubt, any letter of intent, term sheet or nondisclosure or confidentiality agreement) with any person (other than eMed) with respect to a Competing Transaction;

(5)           terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into in respect or in contemplation of any Competing Transaction; or

(6)            agree to, accept, recommend or endorse (or publicly propose or announce any intention or desire to agree to, accept, recommend or endorse) any Competing Transaction.

If, during the Exclusivity Period, Science 37 receives an unsolicited proposal, offer or other inquiry from anyone except eMed relating to or in contemplation of a potential Competing Transaction, Science 37 shall:

(1)            notify eMed promptly (but in any event in no less than twenty-four (24) hours) in writing of the material terms of that proposal, offer or inquiry and the identity of the sender of the proposal, offer or inquiry (or, if the sender is not the principal party to the transaction or matter which is the subject of the proposal, offer or inquiry, then the identity of such principal party) (unless, and solely to the extent, that providing the identity of the sender of the proposal is specifically prohibited by a confidentiality agreement that has been entered into prior to the date hereof); and

(2)            take no steps to respond to such proposal, offer or inquiry without the prior written consent of eMed; provided that the Company may issue a “no comment” statement or otherwise indicate that it cannot discuss a Competing Proposal at such time.

For purposes hereof, “Exclusivity Period” shall mean the period beginning on the date of this Letter Agreement and ending on the earlier to occur of: (a) the execution by the Parties of the Definitive Agreements, (b) 11:59 p.m. (New York Time) on January 8, 2024, (c) the time at which eMed notifies Science 37 that eMed has determined not to proceed with the Proposed Transaction, (d) the time of entry with eMed of a definitive agreement with respect to the Proposed Transaction or the publication or commencement of a public offer by eMed to acquire securities of Science 37, and (e) such earlier time and date as eMed and Science 37 mutually agree to discontinue discussions of the Proposed Transaction.

2.            Definitive Agreements. The Parties acknowledge that the execution and delivery of this Letter Agreement does not create any legally binding obligations between the Parties relating to the Proposed Transaction or any other transaction except those specifically set forth herein. Such an obligation will arise only upon the execution and delivery of the Definitive Agreements.

3.            Governing Law; Jurisdiction; Waiver of Jury Trial. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof. The Parties hereby irrevocably consent to the exclusive jurisdiction of the Chancery Courts in the State of Delaware and the United States District Court for the District of the State of Delaware for any action, suit or proceeding arising out of or relating to this Letter Agreement and the Proposed Transaction, and agree not to commence any action, suit or proceeding related thereto except in such courts. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF OR THEREOF.

4.            Specific Enforcement. The Parties acknowledge that a breach of this Letter Agreement could cause irreparable harm for which monetary damages would be an inadequate remedy. Accordingly, the Parties hereby agree that each Party shall be entitled to seek equitable relief in the event of any breach or threatened breach of this Letter Agreement, including injunctive relief against any breach thereof and specific performance of any provision thereof, in addition to any other remedy to which the relevant Party may be entitled, as may be granted by a court of competent jurisdiction.

5.            Counterparts; Parties; No Assignment. This Letter Agreement may be executed by scanned pdf/e-mail and by any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement. This Letter Agreement is for the sole benefit of the Parties and nothing herein, express or implied, shall give or be construed to give any other person any legal or equitable rights hereunder. This Letter Agreement shall not be assignable without the prior written consent of the non-assigning Party.

6.            Notices. All notices or reports permitted or required under this Letter Agreement will be in writing and will be sent by e-mail, confirmed by telephone or return e-mail. All such notices or reports will be deemed given upon receipt. Notices will be sent to the addresses set forth above or such other address as either Party may specify in writing.

7.            Amendment; Entire Agreement. This Letter Agreement may only be amended with the prior written consent of eMed and Science 37. This Letter Agreement, together with the Proposal Letter and the confidentiality agreement by and between eMed and Science 37, dated November 13, 2023 (the “Confidentiality Agreement”), is the complete and exclusive agreement of the Parties with respect to the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed by their duly authorized representatives.

EMED, LLC		SCIENCE 37 HOLDINGS, INC.

By:	/s/ Michael Cole	By:	/s/ Christine Pellizzari
Name: Michael Cole		Name: Christine Pellizzari
Title: President & Chief Financial Officer		Title: Chief Legal and Human Resources Officer

eMed, LLC

990 Biscayne Blvd.

Suite 1501

Miami, FL 33132

January 8, 2024

Confidential

Science 37 Holdings, Inc.

800 Park Offices Drive

Suite 3606

Research Triangle Park, NC 27709

Re:       Amendment to Letter Agreement regarding Proposed Transaction

Ladies and Gentlemen:

Reference is hereby made to that certain letter agreement, dated as of December 20, 2023, by and between (i) eMed, LLC (“eMed”), and (ii) Science 37 Holdings, Inc. (“Science 37”) (the “Letter Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Letter Agreement.

In recognition of the ongoing discussions with Science 37 regarding the Proposed Transaction (and in recognition of the time and effort that eMed is expending and the expenses that eMed is incurring in pursuing these discussions and in investigating the business of Science 37 and its Subsidiaries), the Parties desire to enter into this letter agreement (this “Agreement”) to extend the term of the Exclusivity Period. In connection with the foregoing, each party hereby agrees that the definition of “Exclusivity Period” set forth in the last sentence of Section 1 of the Letter Agreement shall be amended and restated in its entirety as follows:

“For purposes hereof, “Exclusivity Period” shall mean the period beginning on the date of this Letter Agreement and ending on the earlier to occur of: (a) the execution by the Parties of the Definitive Agreements, (b) 11:59 p.m. (New York Time) on January 14, 2024, (c) the time at which eMed notifies Science 37 that eMed has determined not to proceed with the Proposed Transaction, (d) the time of entry with eMed of a definitive agreement with respect to the Proposed Transaction or the publication or commencement of a public offer by eMed to acquire securities of Science 37, and (e) such earlier time and date as eMed and Science 37 mutually agree to discontinue discussions of the Proposed Transaction.”

Other than as specifically set forth in this Agreement, the Letter Agreement is not amended, supplemented or modified in any respect and shall remain in full force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof. The Parties hereby irrevocably consent to the exclusive jurisdiction of the Chancery Courts in the State of Delaware and the United States District Court for the District of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF OR THEREOF. This Agreement may be executed by scanned pdf/e-mail and by any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

EMED, LLC		SCIENCE 37 HOLDINGS, INC.

By:	/s/ Michael Cole	By:	/s/ Christine Pellizzari
Name: Michael Cole		Name: Christine Pellizzari
Title: President and Chief Financial Officer		Title: CLO

eMed, LLC
990 Biscayne Blvd.
Suite 1501
Miami, FL 33132

January 14, 2024

Confidential

Science 37 Holdings, Inc.

800 Park Offices Drive

Suite 3606

Research Triangle Park, NC 27709

Re:       Amendment No. 2 to Letter Agreement regarding Proposed Transaction

Ladies and Gentlemen:

Reference is hereby made to that certain letter agreement, dated as of December 20, 2023, by and between (i) eMed, LLC (“eMed”), and (ii) Science 37 Holdings, Inc. (“Science 37”), as amended on January 8, 2024 (together, the “Letter Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Letter Agreement.

In recognition of the ongoing discussions with Science 37 regarding the Proposed Transaction (and in recognition of the time and effort that eMed is expending and the expenses that eMed is incurring in pursuing these discussions and in investigating the business of Science 37 and its Subsidiaries), the Parties desire to enter into this letter agreement (this “Agreement”) to extend the term of the Exclusivity Period. In connection with the foregoing, each party hereby agrees that the definition of “Exclusivity Period” set forth in the last sentence of Section 1 of the Letter Agreement shall be amended and restated in its entirety as follows:

“For purposes hereof, “Exclusivity Period” shall mean the period beginning on the date of this Letter Agreement and ending on the earlier to occur of: (a) the execution by the Parties of the Definitive Agreements, (b) 11:59 p.m. (New York Time) on January 15, 2024, (c) the time at which eMed notifies Science 37 that eMed has determined not to proceed with the Proposed Transaction, (d) the time of entry with eMed of a definitive agreement with respect to the Proposed Transaction or the publication or commencement of a public offer by eMed to acquire securities of Science 37, and (e) such earlier time and date as eMed and Science 37 mutually agree to discontinue discussions of the Proposed Transaction.”

Other than as specifically set forth in this Agreement, the Letter Agreement is not amended, supplemented or modified in any respect and shall remain in full force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof. The Parties hereby irrevocably consent to the exclusive jurisdiction of the Chancery Courts in the State of Delaware and the United States District Court for the District of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF OR THEREOF. This Agreement may be executed by scanned pdf/e-mail and by any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

EMED, LLC		SCIENCE 37 HOLDINGS, INC.

By:	/s/ Michael Cole	By:	/s/ Christine Pellizzari
Name: Michael Cole		Name: Christine Pellizzari
Title: President and Chief Financial Officer		Title: Chief Legal and Human Resources Officer

[Signature Page to Exclusivity Agreement (Extension Amendment)]

eMed, LLC

990 Biscayne Blvd.

Suite 1501

Miami, FL 33132

January 23, 2024

Confidential

Science 37 Holdings, Inc.

800 Park Offices Drive

Suite 3606

Research Triangle Park, NC 27709

Re:       Amendment No. 3 to Letter Agreement regarding Proposed Transaction

Ladies and Gentlemen:

Reference is hereby made to that certain letter agreement, dated as of December 20, 2023, by and between (i) eMed, LLC (“eMed”), and (ii) Science 37 Holdings, Inc. (“Science 37”), as amended on January 8, 2024 and January 14, 2024 (collectively, the “Letter Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Letter Agreement.

In recognition of the ongoing discussions with Science 37 regarding the Proposed Transaction (and in recognition of the time and effort that eMed is expending and the expenses that eMed is incurring in pursuing these discussions and in investigating the business of Science 37 and its Subsidiaries), the Parties desire to enter into this letter agreement (this “Agreement”) to extend the term of the Exclusivity Period. In connection with the foregoing, each party hereby agrees that the definition of “Exclusivity Period” set forth in the last sentence of Section 1 of the Letter Agreement shall be amended and restated in its entirety as follows:

“For purposes hereof, “Exclusivity Period” shall mean the period beginning on the date of this Letter Agreement and ending on the earlier to occur of: (a) the execution by the Parties of the Definitive Agreements, (b) 11:59 p.m. (New York Time) on January 28, 2024, (c) the time at which eMed notifies Science 37 that eMed has determined not to proceed with the Proposed Transaction, (d) the time of entry with eMed of a definitive agreement with respect to the Proposed Transaction or the publication or commencement of a public offer by eMed to acquire securities of Science 37, and (e) such earlier time and date as eMed and Science 37 mutually agree to discontinue discussions of the Proposed Transaction.”

Other than as specifically set forth in this Agreement, the Letter Agreement is not amended, supplemented or modified in any respect and shall remain in full force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof. The Parties hereby irrevocably consent to the exclusive jurisdiction of the Chancery Courts in the State of Delaware and the United States District Court for the District of the State of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF OR THEREOF. This Agreement may be executed by scanned pdf/e-mail and by any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

EMED, LLC		SCIENCE 37 HOLDINGS, INC.

By:	/s/ Michael Cole	By:	/s/ Christine Pellizzari
Name: Michael Cole		Name: Christine Pellizzari
Title: President and Chief Financial Officer		Title: Chief Legal and Human Resources Officer

[Signature Page to Exclusivity Agreement (Extension Amendment)]